Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-191481 and No. 333-198045) and Form S-8 (No. 333-187796) of Hi-Crush Partners LP (the “Partnership”) of our report dated February 23, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Partnership which appears in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/PricewaterhouseCoopers LLP
Houston, Texas
February 23, 2016